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Exhibit 99.2

  THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
  TIME, ON            , 2001, UNLESS OTHERWISE EXTENDED

GREAT LAKES CHEMICAL CORPORATION
LETTER OF TRANSMITTAL

TO: COMPUTERSHARE TRUST COMPANY OF NEW YORK
("EXCHANGE AGENT")

    The undersigned acknowledges receipt of the offering circular-prospectus dated            , 2001 of Great Lakes Chemical Corporation, a Delaware corporation ("Great Lakes"), this Letter of Transmittal and the Instructions thereto, which together constitute Great Lakes' offer to exchange          shares of Class B common stock of OSCA, Inc., a Delaware corporation, for each share of Great Lakes common stock that is tendered and accepted by Great Lakes in the exchange offer.

    IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE WITH COMPLETING THIS LETTER OF TRANSMITTAL, PLEASE CONTACT THE INFORMATION AGENT:

MORROW & CO., INC. AT (800) 607-0088 (TOLL-FREE) IN THE UNITED STATES
OR (212) 754-8000 ELSEWHERE.

      DO NOT COMPLETE OR RETURN THIS LETTER OF TRANSMITTAL IF YOUR SHARES ARE HELD IN AN ACCCOUNT WITH A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY, GREAT LAKES' 401K SAVINGS PLAN, OSCA'S 401K SAVINGS PLAN OR OTHER NOMINEE PLAN. THIS LETTER OF TRANSMITTAL IS BEING SUPPLIED FOR YOUR INFORMATION ONLY BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE EXCHANGE OFFER. THE INSTITUTION HOLDING YOUR SHARES WILL SUPPLY YOU WITH SEPARATE INSTRUCTIONS REGARDING THE TENDER OF YOUR SHARES.

    DELIVERY OF THIS LETTER OF TRANSMITTAL TO A PERSON OTHER THAN THE EXCHANGE AGENT OR TO AN ADDRESS OTHER THAN AS SET FORTH BELOW OR BY FACSIMILE WILL NOT CONSTITUTE VALID DELIVERY.

BY MAIL:	BY HAND OR OVERNIGHT DELIVERY:
Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, NY 10268-1010	Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005

I.
ABOUT YOU AND YOUR SHARES—INDICATE ADDRESS CHANGE AS NECESSARY BELOW
II.
TENDER OF SHARES REGISTERED IN YOUR NAME. If you are tendering shares of Great Lakes common stock, you must also complete Section III. If you are tendering shares of Great Lakes common stock held in certificate form you must forward your stock certificates representing the shares you wish to tender with this Letter of Transmittal or by the Notice of Guaranteed Delivery

    A)  CERTIFICATED SHARES.  Complete this Section II.A.(i) if you wish to tender certificated shares issued in your name and indicate in Section II.A.(ii) how you will be forwarding the certificates representing your tendered shares.

      (i)

    TENDER            SHARES OF GREAT LAKES COMMON CERTIFICATED IN MY NAME.

      (ii)

      / /  CHECK HERE IF CERTIFICATES REPRESENTING SHARES OF GREAT LAKES COMMON STOCK ARE ENCLOSED WITH THIS LETTER OF TRANSMITTAL; OR

      / /  CHECK HERE IF TENDERED SHARES OF GREAT LAKES COMMON STOCK ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SUBMITTED AND COMPLETE THE FOLLOWING:

Name(s) of registered holders:
Date of Execution of Notice of Guaranteed Delivery:
Name of Institution that guaranteed delivery:

    B)  BOOK-ENTRY TRANSFER FACILITY SHARES. Complete this Section II.B. if you wish to tender shares of Great Lakes common stock held on the accounts of the book-entry transfer facility, The Depository Trust Company, in your name.

TENDER        SHARES OF GREAT LAKES COMMON STOCK HELD IN MY NAME BY THE DEPOSITORY TRUST COMPANY.

    C)  ODD-LOT SHARES Complete this Section II.E. if you hold less than 100 shares and wish to tender all such shares.

      / /  CHECK HERE IF (1) YOU BENEFICIALLY OWN LESS THAN 100 SHARES OF GREAT LAKES COMMON STOCK IN THE AGGREGATE AND (2) YOU WISH TO TENDER ALL YOUR SHARES.

III.
SIGNATURES.  Complete this Section III if you are tendering shares of Great Lakes common stock and you completed Section II.A., II.B. or II.C.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

IMPORTANT: ALL TENDERING STOCKHOLDERS MUST SIGN HERE (PLEASE ALSO COMPLETE THE SUBSTITUTE FORM W-9 OR FORM W-8 AS APPLICABLE)

X		Daytime Telephone Number:
X	Signature(s) of Owner(s)	Dated:

    Must be signed by the registered holders(s) of the shares of Great Lakes common stock tendered as their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Letter of Transmittal. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title. See Instruction III in the Instructions to this Letter of Transmittal.

Name(s):	(Please Print)	Capacity:
Address:
Daytime Telephone No.:	Dated:	, 2001

SIGNATURE GUARANTEE

    (IF REQUIRED—SEE INSTRUCTIONS) FOR USE BY ELIGIBLE INSTITUTIONS ONLY. PLACE MEDALLION GUARANTEE IN SPACE BELOW.

Signature(s) Guaranteed by an Eligible Institution:

(AUTHORIZED SIGNATURE)
Title:	Name of Firm:
Address:
Telephone No.:	Dated:
IV.
SPECIAL TRANSFER INSTRUCTIONS.  Complete this Section IV. only if, pursuant to the enclosed Instructions, you are entitled to have your shares of OSCA Class B common stock or check for your fractional interest in shares of OSCA Class B common stock, if applicable, issued in a name other than as set forth in Section I. Section III must be completed. The Substitute Form W-9 or an appropriate Form W-8, as applicable, must be completed by the new account holder.

Name(s):

Address:

V.
NOTICE OF SOLICITED TENDERS—Complete the Notice of Solicited Tenders on the gold sheet, if any of your tenders of shares of Great Lakes common stock were solicited by a broker, dealer bank or trust company.

PAYOR'S NAME: COMPUTERSHARE TRUST COMPANY OF NEW YORK

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	PART 1—PLEASE PROVIDE YOUR TIN IN THE IDENTIFICATION NUMBER SPACE AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number or Employer Identification Number

Payor's Request for Taxpayer Identification Number (TIN)	PART 2—For Payees exempt from backup withholding see the enclosed Guidelines For Certification of Taxpayer Identification Number on Substitute Form W-9 and complete as instructed therein.
PART 3—Please check if you have applied for and are waiting receipt of your taxpayer identification number. / /

CERTIFICATION—UNDER Penalties Of Perjury, I Certify That:
(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholdings, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
(3) I am a U.S. person (including a U.S. resident alien).

You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).
ALSO SEE THE ENCLOSED INSTRUCTIONS FOR SUBSTITUTE FORM W-9. THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING.

Print Your Name:
Address:
SIGNATURE	DATE

NOTE:  FAILURE TO COMPLETE AND RETURN ONE OF THESE FORMS MAY RESULT IN BACKUP WITHHOLDING FROM ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING (OR WILL SOON APPLY FOR) A TAXPAYER IDENTIFICATION NUMBER.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a Taxpayer Identification Number has not been issued to me, and either (a) I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate Internal Revenue Service Center or Social Security Administrative Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a Taxpayer Identification Number by the time of the exchange, backup withholding will apply to all reportable payments made to me thereafter until I provide a number.
Signature:
Date:

REPRESENTATIONS, WARRANTIES AND AGREEMENTS
BY TENDERING STOCKHOLDERS

    Ladies and Gentlemen:

    Reference is made to the offering circular-prospectus dated            , 2001, of Great Lakes, and this Letter of Transmittal which together constitute Great Lakes' offer to exchange up to 7,900,000 shares of OSCA Class B common stock for shares of Great Lakes common stock that are validly tendered by the expiration date and not withdrawn or deemed withdrawn, at an exchange ratio of    shares of OSCA Class B common stock for each share of Great Lakes common stock tendered, upon the terms and subject to the conditions set forth herein and in the offering circular-prospectus. This transaction is referred to as the "exchange offer."

    The exchange offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on            , 2001, unless extended by Great Lakes in accordance with applicable law and the terms of the exchange offer, in which event the term "expiration date" shall mean the latest time and date at which the exchange offer, as extended, shall expire. Upon the terms and subject to the conditions of the exchange offer, I hereby tender to you the shares of Great Lakes common stock represented by the certificate(s) described above or held in book-entry form by Great Lakes' transfer agent or third party administrator. Subject to, and effective upon, Great Lakes' acceptance for exchange of such tendered shares of Great Lakes common stock for exchange, I hereby sell, assign and transfer to you, or upon your order, all right, title and interest in and to such shares. I hereby irrevocably constitute and appoint Computershare Trust Company of New York, the exchange agent, as my true and lawful agent and attorney-in-fact (with full knowledge that the exchange agent also acts as your agent) with respect to such tendered shares of Great Lakes common stock, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest):

    1.  to (i) deliver stock certificates representing such tendered shares of Great Lakes common stock or (ii) tender shares on the account books maintained by the book-entry transfer facility, The Depository Trust Company, together in any such case, with all accompanying evidences of transfer and authenticity (such as a power of attorney, letter of testamentary or a letter of appointment), to you or upon your order, upon receipt by the exchange agent, as my agent, of shares of OSCA Class B common stock, to which I am entitled upon the acceptance for exchange by you of such tendered shares of Great Lakes common stock;

    2.  to present certificate(s) representing such tendered shares of Great Lakes common stock, if applicable, for transfer on your books; and

    3.  to receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms of the exchange offer. If my tendered shares of Great Lakes common stock are accepted for exchange, I will be entitled to receive book-entry credit representing shares of OSCA Class B common stock.

    I hereby represent and warrant to you that I have full power and authority to tender, sell, assign and transfer the shares of Great Lakes common stock that I have tendered and that when such shares are accepted by you for exchange pursuant to the exchange offer, you will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that none of such shares of Great Lakes common stock will be subject to any adverse claim at the time you accept such shares for exchange. I will, upon request, execute and deliver any additional documents that the exchange agent or you deem to be necessary or desirable to complete the sale, assignment and transfer of the shares of Great Lakes common stock that I have tendered. All authority conferred or agreed to be conferred in this Letter of Transmittal and all of my obligations hereunder shall be binding upon my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives and shall not be affected by, and shall survive, my death or incapacity. This tender may be withdrawn only in accordance with the procedures set forth in the offering circular-prospectus and the Instructions provided with this Letter of Transmittal.

    I understand that the maximum number of shares of Great Lakes common stock which will be accepted for exchange will be        shares. I understand that if more than such maximum number of shares of Great Lakes common stock are tendered, the exchange offer will be oversubscribed, and shares of Great Lakes common stock tendered will be subject to proration in accordance with the terms set forth in the offering circular-prospectus in the section entitled "The Exchange Offer—Terms of the Exchange Offer,"

except for odd-lot tenders as described in the offering circular-prospectus in the section entitled "The Exchange Offer—Proration; Tenders for Exchange by Holders of Fewer Than 100 Shares of Great Lakes Common Stock." I understand that, upon your acceptance of any of the shares of Great Lakes common stock that I have tendered, I will be deemed to have accepted the shares of OSCA Class B common stock exchanged therefor and will be deemed to have relinquished all rights with respect to the accepted shares of Great Lakes common stock.

    I recognize that, under certain circumstances and subject to certain conditions to the exchange offer (which you may waive) that are contained in the offering circular-prospectus, you may not be required to accept for exchange any of the shares of Great Lakes common stock that I have tendered (including any shares of Great Lakes common stock I tendered after the expiration date). My tender may be withdrawn only in accordance with the procedures contained in the offering circular-prospectus in the section entitled "The Exchange Offer—Withdrawal Rights" and in the Instructions provided with this Letter of Transmittal. Shares of Great Lakes common stock delivered to the exchange agent and not accepted for exchange will be returned to me as described in the offering circular-prospectus in the section entitled "The Exchange Offer—Exchange of Shares of Great Lakes Common Stock."

    I understand that you will (1) issue the shares of OSCA Class B common stock to which I am entitled and if applicable, the shares of Great Lakes common stock not tendered by me or any tendered shares that are not accepted for exchange, in each case in the name(s) of the registered holder(s) shown in Section I of this Letter of Transmittal, and (2) mail the confirmation of shares of OSCA Class B common stock to which I am entitled and, if applicable, the confirmation of shares of Great Lakes common stock not tendered by me, or any shares tendered by me and not accepted for exchange by you to the address(es) of the registered holder(s) shown in Section I of this Letter of Transmittal. If I am eligible or required to complete Section IV entitled "Special Transfer Instructions" and Section IV is properly completed (and accompanied by all necessary and proper documentary evidence, such as a power of attorney), please issue the shares of OSCA Class B common stock to which I am entitled and, if applicable, the shares of Great Lakes common stock not tendered by me or any tendered shares that are not accepted for exchange, in the name(s) of, and mail such confirmation (and accompanying documents, as appropriate) to, the person(s) so indicated. I understand that any shares of Great Lakes common stock delivered by book-entry transfer and not accepted for exchange will be credited to the account at the book-entry transfer facility from which the shares were transferred. I recognize that you have no obligation pursuant to the "Special Transfer Instructions" to transfer any shares of Great Lakes common stock from the name of the registered holder(s) thereof if you do not accept such shares for exchange.

    I understand that the delivery and surrender of the shares of Great Lakes common stock that I have tendered is not effective, and the risk of loss of the shares of Great Lakes common stock (including shares of Great Lakes common stock tendered herewith) does not pass to the exchange agent, until receipt by the exchange agent of this Letter of Transmittal, duly completed and signed, or an agent's message (as discussed in the offering circular-prospectus in the section entitled "The Exchange Offer—Procedures for Tendering Shares of Great Lakes Common Stock") in connection with a book-entry transfer of shares, together with all accompanying evidences of authority in form satisfactory to you and any other required documents.

    I UNDERSTAND THAT ALL QUESTIONS AS TO THE FORM OF DOCUMENTS (INCLUDING NOTICES OF WITHDRAWAL) AND THE VALIDITY, FORM, ELIGIBILITY (INCLUDING TIME OF RECEIPT) AND ACCEPTANCE FOR EXCHANGE OF ANY TENDER OF SHARES OF GREAT LAKES COMMON STOCK WILL BE DETERMINED BY GREAT LAKES IN ITS SOLE DISCRETION AND SUCH DETERMINATION SHALL BE FINAL AND BINDING UPON ALL TENDERING GREAT LAKES STOCKHOLDERS.

    I understand that a tender of shares of Great Lakes common stock made pursuant to any method of delivery as described in the offering circular-prospectus and your acceptance for exchange of such shares pursuant to the procedures described in the offering circular-prospectus in the section entitled "The Exchange Offer—Procedures for Tendering Shares of Great Lakes Common Stock" and in the Instructions provided herewith will constitute a binding agreement between us upon the terms and subject to the conditions of the exchange offer, including my representation that (1) I own the shares of Great Lakes common stock being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (2) the tender of such shares of Great Lakes common stock complies with Rule 14e-4.

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  Exhibit 99.2
SIGNATURE GUARANTEE
PAYOR'S NAME: COMPUTERSHARE TRUST COMPANY OF NEW YORK
REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY TENDERING STOCKHOLDERS